As filed with the Securities and Exchange Commission on September 13, 2004

Registration No. 333-85848

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 9 TO

FORM S-11

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WELLS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in governing instruments)

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(770) 449-7800

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Donald Kennicott, Esq.

Howard S. Hirsch, Esq.

Holland & Knight LLP

One Atlantic Center, Suite 2000

1201 West Peachtree Street, N.W.

Atlanta, Georgia 30309-3400

(404) 817-8500

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Agent for Service)

Maryland	58-2328421
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

Deregistration of Shares and Soliciting Dealer Warrants

Wells Real Estate Investment Trust, Inc. (the “Registrant”) filed a Registration Statement on Form S-11 (Commission File No. 333-85848) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on July 26, 2002, pursuant to which the Registrant registered 336,600,000 shares of its common stock, of which 300,000,000 shares were offered to the public on a “best efforts” basis, 30,000,000 shares were offered pursuant to the Registrant’s dividend reinvestment plan, and 6,600,000 in soliciting dealer warrants were offered and shares underlying such warrants for issuance to participating broker-dealers upon their exercise of soliciting dealer warrants.

As of close of business on July 25, 2004, the Registrant had sold a total of 322,508,039 shares pursuant to the Registration Statement, including 297,674,954 shares sold to the public and 24,833,085 shares sold pursuant to the dividend reinvestment plan. The Registrant terminated the offering of the shares covered by this Registration Statement effective as of close of business on July 25, 2004, and hereby deregisters the remaining 7,491,961 shares which were previously registered under the Registration Statement and remained unsold as of close of business on July 25, 2004.

In addition, as of close of business July 25, 2004, the Registrant had issued a total of 6,386,399 soliciting dealer warrants. The Registrant hereby deregisters the remaining 213,601 soliciting dealer warrants and 213,601 shares underlying such warrants.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 9 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 10th day of September 2004.

WELLS REAL ESTATE INVESTMENT TRUST, INC. A Maryland corporation (Registrant)

By:	/s/ Leo F. Wells, III
Leo F. Wells, III, President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to Registration Statement has been signed below on September 10, 2004 by the following persons in the capacities indicated.

Name		Title

/s/ Leo F. Wells, III		President and Director (Principal Executive Officer)
Leo F. Wells, III

/s/ Douglas P. Williams		Executive Vice President and Director (Principal Financial and Accounting Officer)
Douglas P. Williams

/s/ Michael R. Buchanan	*	Director
Michael R. Buchanan (By Douglas P. Williams, as Attorney-in-fact)

/s/ Richard W. Carpenter	*	Director
Richard W. Carpenter (By Douglas P. Williams, as Attorney-in-fact)

/s/ Bud Carter	*	Director
Bud Carter (By Douglas P. Williams, as Attorney-in-fact)

/s/ William H. Keogler, Jr.	*	Director
William H. Keogler, Jr. (By Douglas P. Williams, as Attorney-in-fact)

/s/ Donald S. Moss	*	Director
Donald S. Moss (By Douglas P. Williams, as Attorney-in-fact)

/s/ Walter W. Sessoms	*	Director
Walter W. Sessoms (By Douglas P. Williams, as Attorney-in-fact)

/s/ Neil H. Strickland	*	Director
Neil H. Strickland (By Douglas P. Williams, as Attorney-in-fact)

/s/ W. Wayne Woody	**	Director
W. Wayne Woody (By Douglas P. Williams, as Attorney-in-fact)

*	By Douglas P. Williams, as Attorney-in-fact, pursuant to Power of Attorney dated April 20, 2003 and included as Exhibit 24.1 herein.

**	By Douglas P. Williams, as Attorney-in-fact, pursuant to Power of Attorney dated July 25, 2003 and included as Exhibit 24.2 herein.

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney, filed herewith

24.2	Power of Attorney, filed herewith